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                                                                     EXHIBIT 4.1












                                 GREY WOLF, INC.
                                     AND THE
                                   GUARANTORS


                                   $75,000,000

                     8-7/8% Senior Notes due 2007, Series B

                               Purchase Agreement

                                   May 5, 1998







                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

                              LEHMAN BROTHERS INC.

                       PRUDENTIAL SECURITIES INCORPORATED











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                                   $75,000,000





                     8-7/8% Senior Notes due 2007, Series B



                                 GREY WOLF, INC.



                               AND THE GUARANTORS



                               PURCHASE AGREEMENT





                                                                     May 5, 1998



DONALDSON, LUFKIN & JENRETTE

   SECURITIES CORPORATION

LEHMAN BROTHERS INC.

PRUDENTIAL SECURITIES  INCORPORATED

     c/o Donaldson, Lufkin & Jenrette

         Securities Corporation

     277 Park Avenue

     New York, New York 10172



Dear Sirs:



             Grey Wolf, Inc., a Texas corporation (the "COMPANY"),
                    proposes to issue and sell to Donaldson,




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Lufkin & Jenrette Securities Corporation ("DLJ"), Lehman Brothers Inc. and
Prudential Securities Incorporated (each, an "INITIAL PURCHASER" and, collectively, the "INITIAL PURCHASERS") an aggregate of $75,000,000 in principal amount of its 8-7/8% Senior Notes due 2007, Series B (the "NOTES"), subject to the terms and conditions set forth herein. The Notes are to be issued pursuant to the provisions of an indenture (the "INDENTURE"), to be dated as of the Closing Date (as defined below), among the Company, the Guarantors (as defined below) and Chase Bank of Texas, N.A., as trustee (the "TRUSTEE"). The Notes and the Exchange Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "NOTES." The Notes will initially be guaranteed (the "SUBSIDIARY GUARANTEES") by each of the subsidiaries of the Company listed on Schedule A hereto (each, a "GUARANTOR" and collectively the "GUARANTORS"). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.



                  1. OFFERING MEMORANDUM. The Notes will be initially offered and sold to the Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "ACT"). The Company and the Guarantors have prepared an offering memorandum, dated May 5, 1998, relating to the Notes and the Subsidiary Guarantees (such offering memorandum together with the information incorporated by reference therein, being herein referred to as the "OFFERING MEMORANDUM").



                  Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture, the Notes (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:



                  "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE SECOND SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR
         (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION


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         REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF
         COUNSEL ACCEPTABLE TO THE COMPANY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."



                  2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Initial Purchasers, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, the principal amounts of Notes set forth opposite the name of such Initial Purchaser on Schedule B hereto at a purchase price equal to 98% of the principal amount thereof (the "PURCHASE PRICE").



                  3. TERMS OF OFFERING. The Initial Purchasers have advised the Company that the Initial Purchasers will make offers (the "EXEMPT RESALES") of the Notes purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBS") and (ii) to persons permitted to purchase the Notes in offshore transactions in reliance upon Regulation S under the Act (each, a "REGULATION S PURCHASER") (such persons specified in clauses (i) and (ii) being referred to herein as the "ELIGIBLE PURCHASERS"). The Initial Purchasers will offer the Notes to Eligible Purchasers initially at a price equal to 100.0% of the principal amount thereof. Such price may be changed at any time without notice.



                  Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be dated the Closing Date, in substantially the form of Exhibit A hereto, for so long as such Notes constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth therein, (i) a registration statement under the Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to the Company's 8-7/8% Senior Notes due 2007, Series B (the "EXCHANGE NOTES"), to be offered in exchange for the Notes (such offer to exchange being referred to as the "EXCHANGE OFFER") and the Subsidiary Guarantees thereof and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Notes and to use its reasonable best efforts to cause such Registration Statements to be


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declared and remain effective and usable for the periods specified in the
Registration Rights Agreement and to consummate the Exchange Offer. This Agreement, the Indenture, the Notes, the Subsidiary Guarantees, the Supplemental Series A Indenture (as defined herein) and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "OPERATIVE DOCUMENTS."



                  4.       DELIVERY AND PAYMENT.



                           (a) Delivery of, and payment of the Purchase Price
for, the Notes shall be made at the offices of Porter & Hedges, L.L.P. or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m. Houston, Texas time, on May 8, 1998 or at such other time on the same date or such other date as shall be agreed upon by the Initial Purchasers and the Company in writing. The time and date of such delivery and the payment for the Notes are herein called the "CLOSING DATE."

                           (b) One or more of the Notes in definitive global
form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Notes (collectively, the "GLOBAL NOTE"), shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct) in each case with any transfer taxes thereon duly paid by the Company against payment by the Initial Purchasers of the Purchase Price thereof by wire transfer in same day funds to the order of the Company. The Global Note shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.



                  5. AGREEMENTS OF THE COMPANY AND THE GUARANTORS. Each of the Company and the Guarantors hereby agrees with the Initial Purchasers as follows:



                           (a) To advise the Initial Purchasers promptly and, if
requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Notes for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to Section 5(e) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 5(c) below that makes any statement of a material fact made in the Offering Memorandum untrue or that requires any additions to or changes in the Offering Memorandum in order to make the statements therein not misleading. The Company and the Guarantors shall use their reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws, the Company and the Guarantors shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

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                           (b) To furnish the Initial Purchasers and those
persons identified by the Initial Purchasers to the Company as many copies of the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request for the time period specified in
Section 5(c). Subject to the Initial Purchasers' compliance with its representations and warranties and agreements set forth in Section 7 hereof, the Company consents to the use of the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.



                           (c) Prior to the sale of all Notes pursuant to Exempt
Resales as contemplated hereby, (i) not to make any amendment or supplement to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which the Initial Purchasers shall reasonably object after being so advised and (ii) to prepare promptly upon the Initial Purchasers' reasonable request, any amendment or supplement to the Offering Memorandum which may be necessary or advisable in connection with such Exempt Resales.



                           (d) If, during the period referred to in Section 5(c)
above, any event shall occur or condition shall exist as a result of which, in the judgment of the Company and the Guarantors or in the opinion of counsel to the Initial Purchasers, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if, in the opinion of counsel to the Initial Purchasers, it is necessary to amend or supplement the Offering Memorandum to comply with any applicable law, forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply with applicable law, and to furnish to the Initial Purchasers and such other persons as the Initial Purchasers may designate such number of copies thereof as the Initial Purchasers may reasonably request.



                           (e) Prior to the sale of all Notes pursuant to Exempt
Resales as contemplated hereby, to cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the registration or qualification of the Notes for offer and sale to the Initial Purchasers and pursuant to Exempt Resales under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to continue such registration or qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that neither the Company nor any Guarantor shall be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Offering Memorandum or Exempt Resales, in any jurisdiction in which it is not now so subject.



                           (f) So long as the Notes are outstanding, (i) to mail
and make generally

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available as soon as practicable after the end of each fiscal year to the record holders of the Notes a financial report of the Company and its subsidiaries on a consolidated basis, all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by the Company's independent public accountants and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.



                           (g) So long as the Notes are outstanding, to furnish
to the Initial Purchasers as soon as available copies of all reports or other communications furnished by the Company or any of the Guarantors to its security holders or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company or any of the Guarantors is listed and such other publicly available information concerning the Company and/or its subsidiaries as the Initial Purchasers may reasonably request.



                           (h) So long as any of the Notes remain outstanding
and during any period in which the Company and the Guarantors are not subject to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), to make available to any holder of Notes in connection with any sale thereof and any prospective purchaser of such Notes from such holder, the information ("RULE 144A INFORMATION") required by Rule 144A(d)(4) under the Act.



                           (i) Whether or not the transactions contemplated in
this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Company and the Guarantors under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Company and the Guarantors and accountants of the Company and the Guarantors in connection with the sale and delivery of the Notes to the Initial Purchasers and pursuant to Exempt Resales, and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Offering Memorandum and all amendments and supplements to any of the foregoing (including financial statements), including the mailing and delivering of copies thereof to the Initial Purchasers and persons designated by them in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Notes to the Initial Purchasers and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, (iii) all costs of printing or reproducing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Notes, (iv) all expenses in connection with the registration or qualification of the Notes and the Subsidiary Guarantees for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Initial Purchasers in connection with such registration or qualification and memoranda relating thereto), (v) the cost of printing certificates representing the Notes and the Subsidiary Guarantees, (vi) all expenses and

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listing fees in connection with the application for quotation of the Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL"), (vii) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture, the Notes and the Subsidiary Guarantees, (viii) the costs and charges of any transfer agent, registrar and/or depositary (including DTC), (ix) any fees charged by rating agencies for the rating of the Notes, (x) all costs and expenses of the Exchange Offer and any Registration Statement, as set forth in the Registration Rights Agreement, and (xi) and all other costs and expenses incident to the performance of the obligations of the Company and the Guarantors hereunder for which provision is not otherwise made in this Section.



                           (j) To use its reasonable best efforts to effect the
inclusion of the Notes in PORTAL and to maintain the listing of the Notes on PORTAL for so long as the Notes are outstanding.



                           (k) To obtain the approval of DTC for "book-entry"
transfer of the Notes, and to comply with all of its agreements set forth in the representation letters of the Company and the Guarantors to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.



                           (l) During the period beginning on the date hereof
and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Company or any Guarantor or any warrants, rights or options to purchase or otherwise acquire debt securities of the Company or any Guarantor substantially similar to the Notes and the Subsidiary Guarantees (other than (i) the Notes and the Subsidiary Guarantees and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of the Initial Purchasers.



                           (m) Not to sell, offer for sale or solicit offers to
buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Notes to the Initial Purchasers or pursuant to Exempt Resales in a manner that would require the registration of any such sale of the Notes under the Act.



                           (n) Not to voluntarily claim, and to actively resist
any attempts to claim, the benefit of any usury laws against the holders of any Notes and the related Subsidiary Guarantees.



                           (o) To file an Exchange Offer Registration Statement
and to use its reasonable best efforts to have the Exchange Offer Registration Statement declared effective, all in accordance with and subject to the terms of the Registration Rights Agreement, to permit Exchange Notes and guarantees thereof by the Guarantors registered pursuant to the Act to be offered in exchange for the Notes and the Subsidiary Guarantees and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

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                           (p) To comply with all of its agreements set forth in
the Registration Rights Agreement.



                           (q) To use its reasonable best efforts to do and
perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Notes and the Subsidiary Guarantees.





                  6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY AND THE GUARANTORS. As of the date hereof, each of the Company and the Guarantors represents and warrants to, and agrees with, the Initial Purchasers that:



                           (a) The Offering Memorandum does not, and any
supplement or amendment to it will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Offering Memorandum (or any supplement or amendment thereto) based upon information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein. No stop order preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.



                           (b) Each of the Company, the Guarantors and their
subsidiaries has been duly organized, is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of its jurisdiction of incorporation or formation and has the requisite power and authority to carry on its business as described in the Offering Memorandum and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or draw into question the validity of this Agreement or the other Operative Documents (a "MATERIAL ADVERSE EFFECT").



                           (c) All outstanding shares of capital stock of the
Company have been duly authorized and validly issued and are fully paid and non-assessable.



                           (d) The entities listed on Schedule C hereto are the
only subsidiaries, direct or

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indirect, of the Company. All of the outstanding shares of capital stock of, or ownership interests in, each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a "LIEN") except for Liens described in the Offering Memorandum.



                           (e) This Agreement has been duly authorized, executed
and delivered by the Company and each of the Guarantors.



                           (f) The Indenture and the Series A Supplemental
Indenture have been duly authorized by the Company and each of the Guarantors and, on the Closing Date, will have been validly executed and delivered by the Company and each of the Guarantors. When the Indenture and the Series A Supplemental Indenture have been duly executed and delivered by the Company and each of the Guarantors, the Indenture and the Series A Supplemental Indenture will be a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether such rights and remedies are sought to be enforced at law or in equity). On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "TRUST INDENTURE ACT"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.



                           (g) The Notes have been duly authorized and, on the
Closing Date, will have been validly executed and delivered by the Company. When the Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as
(i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether such rights and remedies are sought to be enforced at law or in equity). On the Closing Date, the Notes will conform as to legal matters to the description thereof contained in the Offering Memorandum, in all material respects.



                           (h) On the Closing Date, the Exchange Notes will have
been duly authorized by the Company. When the Exchange Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Notes will be entitled to the benefits of the Indenture and will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether such rights and remedies are sought to be enforced at law or in equity).



                           (i) The Subsidiary Guarantee arising under the
Indenture of each Guarantor has been duly authorized by such Guarantor and, on the Closing Date, will have been duly executed and delivered by each such Guarantor. When the Notes have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Subsidiary Guarantee of each Guarantor will be entitled to the benefits of the Indenture and will be the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether such rights and remedies are sought to be enforced at law or in equity). On the Closing Date, the Subsidiary Guarantees to be endorsed on the Notes will conform as to legal matters to the description thereof contained in the Offering Memorandum, in all material respects.



                           (j) The Subsidiary Guarantee arising under the
Indenture of by each Guarantor has been duly authorized by such Guarantor and, when issued, will have been duly executed and delivered by each such Guarantor. When the Exchange Notes have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Subsidiary Guarantee of each Guarantor will be entitled to the benefits of the Indenture and will be the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. When the Exchange Notes are issued, authenticated and delivered, the Subsidiary Guarantees to be endorsed on the Exchange Notes will conform as to legal matters to the description thereof in the Offering Memorandum, in all material respects.



                           (k) The Registration Rights Agreement has been duly
authorized by the Company and each of the Guarantors and, on the Closing Date, will have been duly executed and delivered by the Company and each of the Guarantors. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether such rights and remedies are sought to be enforced at law or in equity). On the Closing Date, the Registration Rights Agreement will conform as to legal matters to the description thereof in the Offering Memorandum, in all material respects.



                           (l) Neither the Company nor any of its subsidiaries
is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument, the violation which would have a Material Adverse Effect, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.



                           (m) The execution, delivery and performance of this
Agreement and the other Operative Documents by the Company and each of the Guarantors, compliance by the Company and each of the Guarantors with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), except for such consents, approvals, authorizations or orders that have been, or will be, obtained prior to Closing,
(ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, except for such conflicts or breaches that have been, or will be, waived prior to Closing or would not have a Material Adverse Effect, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property except for matters of non-compliance that would not have a Material Adverse Effect, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, or (v) result in the termination, suspension or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or result in any other impairment of the rights of the holder of any such Authorization.



                           (n) There are no legal or governmental proceedings
pending or, to the Company's knowledge, threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject, which could reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect.



                           (o) Neither the Company nor any of its subsidiaries
has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.



                           (p) There are no costs or liabilities associated with
Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.



                           (q) Each of the Company, the Guarantors and their
respective subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations of governmental or regulatory authorities ("PERMITS"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties, and to conduct its business and is in compliance with all terms and conditions thereof; and no event has occurred which allows or, after notice or lapse of time or both, would allow, revocation or termination of such permits or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such permit; and such permits contain no restrictions that are burdensome to the Company, the Guarantors or any of their respective subsidiaries; except where such failure to have, or comply with the terms or conditions of, such permits, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.



                           (r) The accountants, KPMG Peat Marwick LLP, that have
certified the financial statements incorporated by reference in the Offering Memorandum for the years ended December 31, 1995, 1996 and 1997 are independent public accountants with respect to the Company and the Guarantors, as required by the Act and the Exchange Act.



                           (s) The historical financial statements, together
with related schedules and notes incorporated by reference in the Offering Memorandum (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data incorporated by reference in the Offering Memorandum (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.



                           (t) The pro forma financial data included in the
Offering Memorandum have been prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Offering Memorandum.



                           (u) The Company is not and, after giving effect to
the offering and sale of the Notes and the application of the net proceeds thereof as described in the Offering Memorandum, will not be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.



                           (v) There are no contracts, agreements or
understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to include such person's securities with the Notes and Subsidiary Guarantees registered pursuant to any Registration Statement.



                           (w) Neither the Company nor any of its subsidiaries
nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R.
Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part
224) of the Board of Governors of the Federal Reserve System.



                           (x) No "nationally recognized statistical rating
organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company's or any Guarantor's retaining any rating assigned to the Company or any Guarantor, any securities of the Company or any Guarantor or (ii) has indicated to the Company or any Guarantor that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company, any Guarantor or any securities of the Company or any Guarantor.



                           (y) Since the respective dates as of which
information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any change having a Material Adverse Effect or any development that could reasonably be expected to have a Material Adverse Effect, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any liability or obligation, direct or contingent, except as did not, or could be reasonably expected not to have, a Material Adverse Effect.



                           (z) The Offering Memorandum, as of its date, contains
all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

                           (aa) When the Notes and the Subsidiary Guarantees are
issued and delivered pursuant to this Agreement, neither the Notes nor the Subsidiary Guarantees will be of the same class (within the meaning of Rule 144A under the Act) as any security of the Company or the Guarantors that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.



                           (bb) No form of general solicitation or general
advertising (as defined in Regulation D under the Act) was used by the Company, the Guarantors or any of their respective representatives (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) in connection with the offer and sale of the Notes contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.



                           (cc) Prior to the effectiveness of any Registration
Statement, the Indenture is not required to be qualified under the TIA.



                           (dd) None of the Company, the Guarantors nor any of
their respective affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act ("REGULATION S") with respect to the Notes or the Subsidiary Guarantees.



                           (ee) The sale of the Notes pursuant to Regulation S
is not part of a plan or scheme to evade the registration provisions of the Act.



                           (ff) The Company, the Guarantors and their respective
affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Notes outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(h).



                           (gg) The Company is a "reporting issuer," as defined
in Rule 902 under the Act.



                           (hh) Assuming the accuracy of the Initial Purchasers'
representations and warranties and agreements set forth in Section 7 hereof, no registration under the Act of the Notes or the

Subsidiary Guarantees is required for the sale of the Notes and the Subsidiary Guarantees to the Initial Purchasers as contemplated hereby or for the Exempt Resales.



                           (ii) Each certificate signed by any officer of the
Company or any Guarantor and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or such Guarantor to the Initial Purchasers as to the matters covered thereby.



                           (jj) The Company and its subsidiaries have good and
indefeasible title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all Liens and defects, except such as are described in the Offering Memorandum or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Offering Memorandum.



                           (kk) The Company and its subsidiaries own or possess,
or can acquire on reasonable terms, all licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("INTELLECTUAL PROPERTY") currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire such intellectual property would not, singly or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.



                           (ll) The Company and each of its subsidiaries are
insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect.



                           (mm) There is no (i) significant unfair labor
practice complaint, grievance or arbitration proceeding pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board or any state or local labor relations board, (ii) strike, labor dispute, slowdown or stoppage pending or, to the Company's knowledge, threatened against the

Company or any of its subsidiaries or (iii) union representation question existing with respect to the employees of the Company or any of its subsidiaries, except in the case of clauses (i), (ii) and (iii) for such actions which, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no collective bargaining organizing activities are taking place with respect to the Company or any of its subsidiaries.



                           (nn) The Company and each of its subsidiaries
maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.



                           (oo) All material tax returns required to be filed by
the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.



                           (pp) The indebtedness represented by the Notes is
being incurred for proper purposes and in good faith, and each of the Company and the Guarantors was, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Notes, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Notes) solvent and had, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Notes, and will have on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Notes) sufficient capital for carrying on its respective business and was, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Notes, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Notes) able to pay its respective debts as they mature.



                           (qq) No action has been taken and no law, statute,
rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the execution, delivery and performance of any of the Operative Documents, the issuance of the Notes or the Subsidiary Guarantees, or suspends the sale of the Notes or the Subsidiary Guarantees in any jurisdiction referred to in Section 4(e); and no injunction, restraining order or other order or relief of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries which would prevent or suspend the issuance or sale of the Notes or the Subsidiary Guarantees in any jurisdiction referred to in Section 4(e).

                           (rr) The Company has complied with all provisions of
Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).



         The Company and the Guarantors acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 9 hereof, counsel to the Company and the Guarantors and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.



                  7. INITIAL PURCHASERS' REPRESENTATIONS AND WARRANTIES. Each of the Initial Purchasers, severally, and not jointly, represents and warrants to the Company and the Guarantors, and agrees that:



                           (a) Such Initial Purchaser is a QIB with such
knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Notes.



                           (b) Such Initial Purchaser (A) is not acquiring the
Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Notes in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Notes only to (x) QIBs in compliance with the exemption from the registration requirements of the Act provided by Rule 144A and (y) in offshore transactions in compliance with Regulation S under the Act.



                           (c) No form of general solicitation or general
advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of the Notes pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.



                           (d) In connection with Exempt Resales, such Initial
Purchaser will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, Eligible Purchasers. Each Initial Purchaser further agrees that it will offer to sell the Notes only to, and will solicit offers to buy the Notes only from (A) Eligible Purchasers that the Initial Purchaser reasonably believes are QIBs purchasing for its account or for the account of another QIB in a transaction meeting the requirements of Rule 144A under the Act, and (B) Regulation S Purchasers, in each case, that agree that (x) the Notes purchased by them may be resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Act, if applicable) under the Act, as in effect on the date of the transfer of such Notes, only (I) to the Company or any of its subsidiaries,
(II) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act, (III) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 of the Act, (IV) in a transaction meeting the requirements of Rule 144 under the Act,
(V) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel acceptable to the Company) or (VI) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (y) they will deliver to each person to whom such Notes or an interest therein is transferred a notice substantially to the effect of the foregoing.



                           (e) Such Initial Purchaser and its affiliates or any
person acting on its or their behalf have not engaged or will not engage in any directed selling efforts within the meaning of Regulation S with respect to the Notes or the Subsidiary Guarantees.



                           (f) The Notes offered and sold by such Initial
Purchaser in reliance on Regulation S have been and will be offered and sold only in offshore transactions.



                           (g) The sale of the Notes offered and sold by such
Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.



                           (h) It has not offered or sold and will not offer or
sell the Notes in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Notes pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Act or another exemption from the registration requirements of the Act. Such Initial Purchaser agrees that, during such 40-day distribution compliance period, it will not cause any advertisement with respect to the Notes (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Notes, except such advertisements as are permitted by and include the statements required by Regulation S.



                           (i) At or prior to confirmation of a sale of Notes by
it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day distribution compliance period referred to in Rule 903(c)(2) under the Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:



                           "The Notes covered hereby have not been registered
under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or pursuant to another transaction that is exempt from the registration requirements of the Securities
Act), and in connection with any subsequent sale by you of the Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."



                           Such Initial Purchaser acknowledges that the Company
and the Guarantors and, for purposes of the opinions to be delivered to each Initial Purchaser pursuant to Section 9 hereof, counsel to the Company and the Guarantors and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and such Initial Purchaser hereby consents to such reliance.





                  8.       INDEMNIFICATION.



                           (a) The Company and each Guarantor agree, jointly and
severally, to indemnify and hold harmless the Initial Purchasers, their directors, their officers and each person, if any, who controls such Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto) or any Rule 144A Information provided by the Company or any Guarantor to any holder or prospective purchaser of Notes pursuant to Section 5(h) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchasers furnished in writing to the Company by such Initial Purchasers; provided, further, that such indemnity with respect to the Offering Memorandum shall not inure to the benefit of an Initial Purchaser (or any persons controlling such Initial Purchaser) from whom the person asserting such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the Offering Memorandum (or the Offering Memorandum as amended or supplemented) at or prior to the confirmation of the sale of such Securities to such person and any such untrue statement or omission or alleged untrue statement or omission of a material fact contained in such Offering Memorandum was corrected in the Offering Memorandum.



                           (b) The Initial Purchasers, severally and not jointly
in proportion to the principal amount of Notes which they have respectively agreed to purchase under Section 2 hereto, agree to indemnify and hold harmless the Company and the Guarantors, and their respective directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company or the Guarantors, to the same extent as the foregoing indemnity from the Company and the Guarantors to the Initial Purchasers but only with reference to information relating to the Initial Purchasers furnished in writing to the Company by the Initial Purchasers expressly for use in the Offering Memorandum.



                           (c) In case any action shall be commenced involving
any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Initial Purchasers shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Initial Purchasers). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and that, as a matter of professional responsibility, such counsel is unable to represent both the indemnifying and indemnified (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of moe than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation, in the case of the parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected in good faith without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request unless within 30 days after such reimbursement request is received, the indemnifying party shall have made a good faith written challenge to the reasonableness of the amount or nature of the reimbursement requested or the sufficiency of the documentation supporting the reimbursement requested (which challenge shall set forth the amount or nature of the requested reimbursement which the indemnifying party in good faith believes to be reasonable or the basis of the good faith claim as to the insufficiency of any supporting documentation), in which event this clause (ii) shall apply only if, and to the extent that, such indemnifying party shall not have reimbursed the indemnified party for the amount which is not being so challenged. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment wit respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.



                           (d) To the extent the indemnification provided for in
this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers on the other hand from the offering of the Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (after underwriting discounts and commissions, but before deducting expenses) received by the Company, and the total discounts and commissions received by the Initial Purchasers bear to the total price to investors of the Notes, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.



                           The Company and the Guarantors, and the Initial
Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section

8, the Initial Purchasers shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchasers exceeds the amount of any damages which the Initial Purchasers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Notes purchased by each of the Initial Purchasers hereunder and not joint.



                           (e) The remedies provided for in this Section 8 are
not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.



                  9. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The obligations of the Initial Purchasers to purchase the Notes under this Agreement are subject to the satisfaction of each of the following conditions:



                           (a) All the representations and warranties of the
Company and the Guarantors contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.



                           (b) On or after the date hereof, (i) there shall not
have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any Guarantor or any securities of the Company or any Guarantor (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any Guarantor or any securities of the Company or any Guarantor by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.



                           (c) Since the respective dates as of which
information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a material and adverse prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a material and adverse prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(c)(i), 9(c)(ii) or 9(c)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Notes on the terms and in the manner contemplated in the Offering Memorandum.



                           (d) You shall have received on the Closing Date a
certificate dated the Closing Date, signed by the President and the Chief Financial Officer of the Company and each of the Guarantors, confirming the matters set forth in Sections 6(y), 9(a) and 9(b) and stating that each of the Company and the Guarantors has complied with all the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied on or prior to the Closing Date.



                           (e) You shall have received on the Closing Date an
opinion (satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date, of Porter & Hedges, L.L.P., counsel for the Company and the Guarantors, to the effect set forth in Exhibit B hereto.



                           (f) The Initial Purchasers shall have received an
opinion of Venezuelan counsel to the Company substantially in the form attached as Schedule D hereto.



                           (g) The Initial Purchasers shall have received on the
Closing Date an opinion, dated the Closing Date, of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.



                           (h) The Initial Purchasers shall have received, at
the time this Agreement is executed and at the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers from KPMG Peat Marwick LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.



                           (i) The Notes shall have been approved by the NASD
for trading and duly listed in PORTAL.



                           (j) The Initial Purchasers shall have received a
counterpart, conformed as executed, of the Indenture which shall have been entered into by the Company, the Guarantors and the Trustee.

                           (k) The Company and the Guarantors shall have
executed the Registration Rights Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company and the Guarantors.



                           (l) Neither the Company nor the Guarantors shall have
failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company or the Guarantors, as the case may be, at or prior to the Closing Date.



                           (m) The Company shall have received any approvals or
consents from the lenders under the Bank Credit Facility (as defined in the Offering Memorandum) necessary in order to consummate the issuance of Notes contemplated hereby.



                           (n) The Company shall have received the requisite
consent from the holders of the Series A Notes (as defined in the Offering Memorandum) to issue the Second Supplemental Indenture (the "Series A Supplemental Indenture") to the Indenture, dated June 27, 1997, governing the Series A Notes, and shall have entered into the Series A Supplemental Indenture with the trustee under such indenture.



               10. EFFECTIVENESS OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.



               This Agreement may be terminated at any time on or prior to the Closing Date by the Initial Purchasers by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchasers' judgment, is material and adverse and, in the Initial Purchasers' judgment, makes it impracticable to market the Notes on the terms and in the manner contemplated in the Offering Memorandum, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company or any Guarantor on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States and would, in your opinion, make it impracticable or inadvisable to market the Notes.

               If on the Closing Date any one or more of the Initial Purchasers shall fail or refuse to purchase the Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of the Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the principal amount of the Notes set forth opposite its name in Schedule B bears to the aggregate principal amount of the Notes which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of the Notes which any Initial Purchaser has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of the Notes without the written consent of such Initial Purchaser. If on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase the Notes and the aggregate principal amount of the Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Notes to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Company for purchase of such the Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closig Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.



               11. MISCELLANEOUS. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company or any Guarantor, to 10370 Richmond Avenue, Suite 600, Houston, Texas 77042 (713) 435-6100, Attention: Secretary and (ii) if to the Initial Purchasers, Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.



               The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Guarantors and the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, the officers or directors of the Initial Purchasers, any person controlling the Initial Purchasers, the Company, any Guarantor, the officers or directors of the Company or any Guarantor, or any person controlling the Company or any Guarantor, (ii) acceptance of the Notes and payment for them hereunder and (iii) termination of this Agreement.



               If for any reason the Notes are not tendered for delivery by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the

Company and each Guarantor, jointly and severally, agree to reimburse the Initial Purchaser for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Company and each Guarantor also agree, jointly and severally, to reimburse the Initial Purchasers and its officers, directors and each person, if any, who controls such Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act for any and all fees and expenses (including without limitation the fees and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including without limitation its rights under Section 8).



               Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Guarantors, the Initial Purchasers, the Initial Purchasers' directors and officers, any controlling persons referred to herein, the directors of the Company and the Guarantors and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Notes from the Initial Purchaser merely because of such purchase.



               This Agreement shall be governed and construed in accordance with the laws of the State of New York.



               This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.





             [The remainder of this page intentionally left blank.]

         Please confirm that the foregoing correctly sets forth the agreement among the Company, the Guarantors and the Initial Purchasers.





                         Very truly yours,



                         GREY WOLF, INC.



                         By: /s/DAVID W. WEHLMANN
                            ----------------------------------------------------
                         Name: David W. Wehlmann

                         Title:Senior Vice President and Chief Financial Officer



                         GREY WOLF DRILLING COMPANY



                         By:/s/ DAVID W. WEHLMANN
                            ----------------------------------------------------
                         Name: David W. Wehlmann

                         Title:Senior Vice President and Chief Financial Officer



                         DI ENERGY, INC.



                         By: /s/ DAVID W. WEHLMANN
                            ----------------------------------------------------
                         Name:  David W. Wehlmann

                         Title:Senior Vice President and Chief Financial Officer

                         GREY WOLF INTERNATIONAL, INC.



                         By:/s/ DAVID W. WEHLMANN
                            ----------------------------------------------------
                         Name: David W. Wehlmann

                         Title:Senior Vice President and Chief Financial Officer



                         MURCO DRILLING CORPORATION



                         By:/s/ DAVID W. WEHLMANN
                            ----------------------------------------------------
                         Name: David W. Wehlmann

                         Title:  Secretary

DONALDSON, LUFKIN & JENRETTE

     SECURITIES CORPORATION

LEHMAN BROTHERS INC.

PRUDENTIAL SECURITIES  INCORPORATED







By:      DONALDSON, LUFKIN & JENRETTE

              SECURITIES CORPORATION







By:      /s/ CRAIG KLAASMEYER
         --------------------------------------
         Name:    Craig Klaasmeyer

         Title:   Vice President

                                       A-1




                                   SCHEDULE A
                               INITIAL GUARANTORS



            Name of Guarantor                              State of Incorporation
------------------------------------------      --------------------------------------------
Grey Wolf Drilling Company                                         Texas
Murco Drilling Corporation (a                                     Delaware
wholly-owned subsidiary of Grey
Wolf Drilling Company)
Grey Wolf International, Inc.                                      Texas
DI Energy, Inc.                                                    Texas

                                   SCHEDULE B

                               INITIAL PURCHASERS



                                                                                 PRINCIPAL AMOUNT
        INITIAL PURCHASER                                                            OF NOTES
        -----------------                                                        ----------------
Donaldson, Lufkin & Jenrette
     Securities Corporation..................................................   $  37,500,000
Lehman Brothers Inc..........................................................      18,750,000
Prudential Securities  Incorporated..........................................      18,750,000
                                                                                -------------
     TOTAL...................................................................   $  75,000,000
                                                                                =============

                                       C-1




                                   SCHEDULE C

                                  SUBSIDIARIES

                                   SCHEDULE D

                          OPINION OF VENEZUELAN COUNSEL

                                    EXHIBIT A

                      FORM OF REGISTRATION RIGHTS AGREEMENT